UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM   8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 14, 2022

(Date of earliest event reported)

 __________________________________________

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

  ___________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way

Vancouver, Washington 98683

(Address of principal executive offices, including zip code)

(360) 859-2900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2022, M. Carl Johnson, III, the Chairman of the Board of Directors (the “Board”) of Nautilus, Inc. (the “Company”) informed the Company of his decision to not stand for re-election to the Board, with his term ending as of the Annual Meeting scheduled for August 2. 2022. There were no disagreements between Mr. Johnson and the Company or any officer or director of the Company that led to Mr. Johnson’s decision to resign.

Item 7.01	Regulation FD Disclosure

On June 16, 2022, the Company issued a press release announcing the retirement of Mr. Johnson from the Board. A copy of the press release is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2. of the Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Nautilus, Inc. press release dated June 16, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

June 17, 2022	By:	/s/ Alan L. Chan
Date		Alan L. Chan
Chief Legal Officer